Raw Material Purchase / Sales Contract

Date signed : 2009-03-25 Delivery Date:2009-04-16
Place: Haikou
Accordingly to friendly negotiation, both Parties agree to the term and condition stated as following,

1 Name, specification, quantity and total amount of product

Name of Product	Quality standard and specification	Unit	Unit price (RMB)	Quantity	Amount(RMB)
Brain tissue initial liquid		ml	2.00	873,950	1,747,900.00
FDHB		mg	400.00	7,300	2,920,000.00
Total amount	four million six hundred sixty seven thousand nine hundred only				4,667,900.00

2 Quality standard: according to the national standard, and will take the relevant responsibility for product return and exchange.

3 Ways and fees of transportation: to be born by the seller

4 Package standard: factory original package without charge

5 Check and examination standard: according to the national standard, and the buyer must declare any complain within 15 days of the receipt

6 Terms of payment: payment on the check and examination of the receipt of the product

7 Dispute: both parties will negotiate for any dispute under this agreement, and will further go litigation if no solution after negotiation.

8 Others:

9 This contract is in duplicate for each party and will enter effect after sign and seal of both parties. Original documents and copy enjoy the same legal effect.

Seller: Hainan Xinxin Biotechnology Co., Ltd.
Address: Haiyan Building, No. 2 Daying village, Haikou
Agent: Yun Zhu
Phone: 66704636
Fax: 66704636
Bank: BANK OF CHINA HAINAN BRANCH BANK DEPARTMENT

Bank account number: 780616075018091001
Tax number: 46010074257023X

Buyer: Helpson Medical & Biotechnology Co., Ltd.
Address: C09-2 Bonded Zone, Haikou
Agent: Bing Lin
Phone: 0898-66811911
Fax: 0898-66819024
Bank: Commercial Bank Jinpan Branch
Bank account number: 2201020119000024276
Tax number: 46010062000933X